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                                                                     Exhibit 2.1

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
                -----------------------------------------------

        This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment No. 1") is made and entered into as of April 8, 1998, by and among Primus Telecommunications Group, Inc., a Delaware corporation (the "Purchaser"), Taurus Acquisition Corporation, a Florida corporation and wholly-owned subsidiary of the Purchaser (the "Purchaser Subsidiary"), and TresCom International, Inc., a Florida corporation (the "Target"). The Purchaser, the Purchaser Subsidiary and the Target are referred to collectively herein as the "Parties."

                             W I T N E S S E T H:
                             - - - - - - - - - -

        WHEREAS, the Purchaser, the Purchaser Subsidiary and the Target previously entered into an Agreement and Plan of Merger dated as February 3, 1998 (the "Agreement"); and

        WHEREAS, it is now the intention of the Parties to amend the Agreement as set forth below;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        1.  The definition of "Requisite Stockholder Approval" contained in
Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

        "'Requisite Stockholder Approval' means, with respect to the Target, the affirmative vote of the holders of a majority of the outstanding Target Shares in favor of this Agreement and the Merger in accordance with the Florida Business Corporation Law, or, with respect to the Purchaser, the affirmative vote of the holders of a majority of the outstanding Purchaser Shares in favor of this Agreement and the Merger in accordance with the Delaware General Corporation Law to the extent necessary to satisfy the requirements of Nasdaq."

        2. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

        3. In the case of any inconsistency or conflict between the provisions of this Amendment No. 1 and the provisions of the Agreement, Amendment No. 1 shall govern.

        4. Except as expressly provided for in this Amendment No. 1, all terms, conditions and obligations contained in the Agreement are hereby confirmed and shall remain unchanged and in full force and effect.
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        5.   THIS AMENDMENT NO.1 SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO SUCH STATE'S CONFLICT OF LAWS RULES.

        IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 as of the date first above written.


                                        PRIMUS TELECOMMUNICATONS
                                        GROUP, INC.

                                        By: s/ John F. DePodesta
                                           ________________________
                                        Name:  John F. DePodesta
                                        Title: Executive Vice President


                                        TAURUS ACQUISITION CORPORATION

                                        By: s/ John F. DePodesta
                                            ________________________
                                        Name:  John F. DePodesta
                                        Title: Executive Vice President


                                        TRESCOM INTERNATIONAL, INC.

                                        By: s/ Wesley T. O'Brien
                                            ________________________
                                        Name:  Wesley T. O'Brien
                                        Title: President and Chief Executive
                                               Officer